Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions “Financial Highlights” in the Prospectus and “Miscellaneous Information – Independent Registered Public Accounting Firm” in the Statement of Additional Information dated January 1, 2021, and to the incorporation by reference of our report, dated October 22, 2020, with respect to the financial statements and financial highlights of WisdomTree Bloomberg U.S. Dollar Bullish Fund, WisdomTree Chinese Yuan Strategy Fund, WisdomTree Emerging Currency Strategy Fund, WisdomTree Emerging Markets Corporate Bond Fund, WisdomTree Emerging Markets Local Debt Fund, WisdomTree Floating Rate Treasury Fund, WisdomTree Interest Rate Hedged High Yield Bond Fund, WisdomTree Interest Rate Hedged U.S. Aggregate Bond Fund, WisdomTree Mortgage Plus Bond Fund, WisdomTree Yield Enhanced U.S. Aggregate Bond Fund, WisdomTree Yield Enhanced U.S. Short-Term Aggregate Bond Fund, WisdomTree CBOE S&P 500 PutWrite Strategy Fund and WisdomTree Managed Futures Strategy Fund (thirteen of the funds constituting WisdomTree Trust) included in the Annual Report to shareholders (Form N-CSR) for the fiscal periods ended August 31, 2020, in Post-Effective Amendment Number 765 to the Registration Statement under the Securities Act of 1933 (Form N-1A, File No. 333-132380), filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

New York, New York

December 23, 2020